Exhibit 5.1



                           NEBCO EVANS HOLDING COMPANY
                               545 Steamboat Road
                          Greenwich, Connecticut 06830
                                  203-661-2500


                                  May 14, 1998


Nebco Evans Holding Company
545 Steamboat Road
Greenwich, Connecticut 06830


Gentlemen:

            I am Vice President and Secretary of Nebco Evans Holding Company, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the issuance of up to 1,000,000 shares of Class A common stock, par value $0.01 per share (the "Class A Common Shares"), of the Company pursuant to the Nebco Evans Holding Company 1998 Management Stock Option Plan (the "Plan").

            In connection with the foregoing, I have examined: (a) the Amended and Restated Certificate of Incorporation, and the Amended and Restated By-Laws, as amended, of the Company (each of which has been incorporated by reference in the Registration Statement), (b) the Plan, and (c) and originals or copies certified or otherwise identified to my satisfaction of such other documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth herein.

            I have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies, and I have assumed the legal capacity of all individuals executing such documents. In addition, as to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents, and oral and written statements and representations of, officers and representatives of the Company and its subsidiaries. I have not independently verified such information and assumptions.

            Based on such examination, I am of the opinion that the Class A Common Shares available for issuance under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

            I hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and the reference to me in Item 5 of Part II of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.



                                          Very truly yours,

                                          /s/ Kevin J. Rogan
                                              Kevin J. Rogan


                                      -2-